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                                                                    EXHIBIT 23.2

[DELOITTE LOGO]                                            DELOITTE ACCOUNTANTS
                                                           Oostmaaslaan 71
                                                           3063 AN Rotterdam
                                                           P.O. Box 4506
                                                           3006 AM Rotterdam
                                                           The Netherlands
To the board of directors of:
Ispat Inland ULC                                           Tel: +31 (10) 8801400
Hofplein 20                                                Fax: +31 (10) 8801616
3032 AC Rotterdam                                          www.deloitte.nl
The Netherlands

Date                           From                        Reference
August 9, 2004                 Rieny H.J.M. Van Caam       OML2685370/op9979


INDEPENDENT AUDITORS' CONSENT

TO THE BOARD OF DIRECTORS OF ISPAT INLAND ULC

We consent to the incorporation by reference in this Registration Statement of Ispat Inland ULC on Form F-4 and S-4 of our report for Ispat International N.V. and subsidiaries dated March 4, 2004, for Note 20 as of March 16, 2004, and for
Note 21 as of August 9, 2004, appearing in the Annual Report on Form 20-F/A of Ispat International N.V. for the year ended December 31, 2003 and to the reference to us under the heading "Independent Public Accountants" in the Prospectus, which is part of this Registration Statement.




Deloitte Accountants B.V.

Rotterdam, the Netherlands
August 9, 2004